EXHIBIT 10.60

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this “Agreement”) is made and entered into as of August 12, 2004, by and between AXESSTEL, INC., a Nevada corporation (the “Company”), and QUN AI (“Investor”), with reference to the following facts and objectives:

RECITALS

On August 31, 2002, the Company (formerly known as Miracom Industries, Inc.) acquired through a tender offer (the “Tender Offer”) approximately 98% of the issued and outstanding capital stock of Axesstel, Inc., a California corporation (the “Subsidiary”). The terms of the Tender Offer are set forth in the Corporate Combination Agreement dated July 16, 2002, as amended, between the Company and the Subsidiary (a copy of which is attached as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on September 16, 2002).

Investor did not participate in the Tender Offer and currently holds Five Hundred Fifty-Four Thousand One Hundred Eighty-Three (554,183) shares of Common Stock of the Subsidiary, representing approximately 2% of the issued and outstanding capital stock of the Subsidiary. If Investor had participated in the Tender Offer, he would have received One Hundred Sixty-Seven Thousand Six Hundred Ninety-One (167,691) shares of Common Stock of the Company (at the exchange rate of one share of Common Stock of the Subsidiary for 0.302591758 shares of Common Stock of the Company, rounded down to the nearest whole share).

Investor now desires to exchange his shares of Common Stock of the Subsidiary for shares of Common Stock of the Company, and the Company is agreeable to such exchange, upon the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Assignment of Shares by Investor. Subject to the terms and conditions hereof, Investor shall assign and transfer unto to the Company Five Hundred Fifty-Four Thousand One Hundred Eighty-Three (554,183) shares of Common Stock of the Subsidiary (the “Subsidiary Shares”), as represented on the books of the Subsidiary by Share Certificate No. 16. Concurrently with the execution of this Agreement, Investor shall deliver to the Company a Stock Assignment Separate From Certificate substantially in the form attached hereto as Exhibit A to evidence the assignment and transfer of the Subsidiary Shares to the Company.

2.    Issuance of Shares by the Company. Subject to the terms and conditions hereof, the Company shall issue to Investor One Hundred Sixty-Seven Thousand Six Hundred Ninety-One (167,691) shares of the Common Stock of the Company (the “Company Shares”). The

Company shall coordinate with its transfer agent to execute and deliver to Investor a share certificate representing the issuance of the Company Shares to Investor as soon as practicable after the execution of this Agreement.

3.    Representations and Warranties of Investor. Investor represents and warrants to the Company that the statements contained in this Section 3 are truthful and accurate as of the date hereof:

a.    This Agreement is a valid and binding obligation of Investor, enforceable against Investor in accordance with its terms. Investor is not required to make any filing with, or to obtain any permit, authorization, consent or approval from, any government or regulatory agency or any other third party in connection with the execution and delivery of this Agreement by Investor, or the performance by Investor of the transactions contemplated hereby. There is no action, suit, claim, proceeding or investigation pending or, to the knowledge of Investor, threatened against Investor which would prevent or hinder Investor’s performance of his obligations under this Agreement.

b.    Investor holds the Subsidiary Shares free and clear of any liens, encumbrances, security interests, options, claims, charges or restrictions on transfer (except for such restrictions on transfer as may be imposed by the Securities Act of 1933, as amended (the “Securities Act”), and any applicable state securities law).

c.    Investor has had the opportunity to review to his satisfaction the periodic reports and other disclosure documents of the Company filed with, and furnished to, the Commission in accordance with Section 13 and 15(d) of the Securities Exchange Act of 1934 including, without limitation, the following: (1) the annual report on Form 10-KSB, as amended, filed on March 30, 2004; (2) the quarterly report on Form 10-QSB filed on May 24, 2004; (3) the definitive proxy statement filed on April 21, 2004; and (4) the current reports on Form 8-K filed on January 22, 2004, March 25, 2004 and June 1, 2004, all of which are available to the public free of charge on the Commission’s Web site, www.sec.gov. Investor has also had an opportunity to discuss the Company’s and the Subsidiary’s business, management and financial affairs with the directors, officers and management of the Subsidiary and the Company and has had the opportunity to review the Company’s and the Subsidiary’s operations and facilities. Investor is accordingly familiar with the business, properties, operations and condition (financial and otherwise) of the Company and the Subsidiary, and has such information which he considers necessary or appropriate to evaluate the risks and merits of an investment in the Company Shares and a sale of the Subsidiary Shares.

d.    Investor has such knowledge and experience in financial, tax and business matters, including substantial experience in evaluating and investing in common stock and other securities, so as to enable him to utilize the information described in Section 3(c) to evaluate the risks and merits of an investment in the Company Shares and to protect his own interests.

e.    Investor is acquiring the Company Shares for his own account only and with no present intention of distributing or selling the Company Shares in violation of the Securities Act and has no arrangement or understanding with any person regarding the distribution or sale of the Company Shares in violation of the Securities Act.

f.    Investor understands that the Company Shares have not been registered under the Securities Act and are offered and sold to Investor pursuant to an exemption from registration under the Securities Act. Investor further understands that the certificate representing the Company Shares will have the following restrictive legend printed thereon.

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTIONS. THESE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

g.    As indicated above, Investor’s right to transfer the Company Shares offered and sold hereby will be restricted. These restrictions will require Investor to hold the Company Shares indefinitely, unless the Company Shares are subsequently registered under the Securities Act and qualified or registered under other applicable state laws, or unless an exemption from such qualification or registration is available and confirmed by an opinion of counsel acceptable to the Company. After the periods of time described below, there may, but will not necessarily be, an exemption available under Section 4(1) of the Securities Act in accordance with SEC Rule 144. As of the date of the Agreement, Rule 144 allows for limited sales of restricted securities pursuant to Section 4(1) of the Securities Act after the securities have been held for one year, provided certain conditions are satisfied, including availability of public information about the issuer, restrictions on the amount of securities sold within a three month period, restrictions on the manner of sale, and the filing of a notice with the SEC. Rule 144 currently provides that the foregoing restrictions do not apply to a person who has held securities for two years and who has not been an “affiliate” of the issuer during the three months preceding the sale. The term “affiliate” is defined in Rule 144 as a person who directly or indirectly controls, is controlled by or is under common control with the issuer. Executive officers, directors and persons who directly or indirectly own or control over 5% of the stock of an issuer are often deemed to be affiliates. The Company is under no obligation to take steps to ensure the availability of Rule 144, and Investor should not assume that the Company Shares may be resold at any particular time in the future. The holding period for Rule 144 will commence when Investor has paid the consideration for the Company Shares, which will be deemed to occur upon Investor’s delivery of the Stock Assignment Separate From Certificate pursuant to Section 1 of this Agreement.

h.    Investor has not been aware of publication of any advertisement in connection with the issuance and sale of the Company Shares.

i.    Investor is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act, a copy of which is attached hereto as

Exhibit B. Investor has completed and delivered to the Company a form of questionnaire which sets forth the facts upon which Investor’s “accredited investor” status may be determined.

j.    Investor understands that this Agreement was prepared by Sheppard, Mullin, Richter & Hampton LLP (“Corporate Counsel”), corporate counsel to the Company, and that Corporate Counsel represents the Company with respect to this Agreement and the transactions contemplated hereby and does not represent Investor for any purposes.

k.    Investor has obtained independent legal and tax advice concerning this Agreement and the tax consequences thereof to Investor, or if he has not, has expressly waived his right to do so. Investor has not relied on the Company, the Subsidiary or Corporate Counsel for any legal or tax advice.

4.    Representations and Warranties of the Company. The Company represents and warrants to Investor that the statements contained in this Section 4 are truthful and accurate as of the date hereof.

a.    The execution and delivery of this Agreement by the Company, and the performance of the Company’s obligations hereunder, have been duly authorized by the Board of Directors of the Company and no other proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

b.    The Company is not required to make any filing with, or to obtain any permit, authorization, consent or approval from, any government or regulatory agency or any other third party in connection with the execution and delivery by the Company of this Agreement and the performance by the Company of the transactions contemplated hereby (except for such notices and filings as may be required by the Securities Act and any applicable state securities law after the completion of the transaction). There is no action, suit, claim, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company which would prevent or hinder the Company’s performance of its obligations under this Agreement.

5.    General Release by Investor. In consideration of the Company’s agreement to the transactions contemplated hereby, Investor, on behalf of himself and his heirs, successors and assigns, hereby fully and forever releases each of the “Releasees” (as defined hereafter) from any and all claims, demands, damages, debts, liabilities, actions, causes of actions, suits, contracts, controversies, agreements, accounts, reckonings, obligations, and judgments, whether in law or in equity, against the Releasees, both known and unknown to Investor, which Investor may now or in the future have with respect to Investor’s acquisition and ownership of the Subsidiary Shares, Investor’s previous employment at the Subsidiary and Investor’s business relationships with any of the Releasees on or before the date hereof. The term “Releasees” shall include (a) the Company and its successors and assigns, (b) the Subsidiary and its successors and assigns, and (c) all past and present officers, directors, employees, agents, affiliates and attorneys of the Company, the Subsidiary and their affiliates. INVESTOR SPECIFICALLY AGREES AND ACKNOWLEDGES INVESTOR IS WAIVING ANY RIGHT TO RECOVERY BASED ON

STATE OR FEDERAL ANTI-DISCRIMINATION AND EMPLOYMENT LAWS, INCLUDING, WITHOUT LIMITATION, TITLE VII, THE EQUAL PAY ACT, THE AGE DISCRIMINATION IN EMPLOYMENT ACT, THE AMERICANS WITH DISABILITIES ACT AND THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, ALL AS AMENDED, WHETHER SUCH CLAIM BE BASED UPON AN ACTION FILED BY INVESTOR OR BY A GOVERNMENTAL AGENCY.

6.    Waiver of Section 1542 of California Civil Code. The release extended by Investor in Section 5 is a general release. Investor is aware of the provisions of California Civil Code Section 1542, which reads as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

Investor hereby expressly, knowingly, and voluntarily waives all the rights and benefits of Section 1542 and any other similar law of any jurisdiction in order for the express terms of the general release contained herein to be given full force and effect.

7.    Registration Rights.

(a)    Piggy-Back Registration. If the Company at any time proposes to register any of its securities under the Securities Act (other than registrations solely for the registration of securities in connection with an employee benefit plan, a dividend reinvestment plan, a merger, share exchange or consolidation, or a registration statement in which the only securities to be registered are securities issuable upon conversion of debt securities or other convertible securities which are also being registered), whether or not for sale for its own account, and the registration form to be used may be used for the registration of the Company Shares, the Company will at such time give written notice to Investor of its intention to register securities and of Investor’s rights under this Section 7. Upon the written request of Investor made within seven (7) days after the receipt of any such notice (which request shall specify the Company Shares intended to be disposed of by Investor), the Company shall use reasonable efforts to effect the registration under the Securities Act of all Company Shares which the Company has been so requested to register by Investor on the same terms and conditions as the securities otherwise being sold in such registration, to the extent requisite to permit the disposition of the Company Shares so to be registered.

(b)    Underwriter Cutbacks. Notwithstanding any other provision of this Section 7, if the registration of which the Company gives notice is for a registered public offering involving an underwriting and the underwriters advise the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the representative may exclude all Company Shares from, or limit the number of Company Shares to be included in, the registration and underwriting. To the extent there exist other shares with registration rights having a priority over Investor’s registration rights under this Section 7, Investor acknowledges that the Company Shares may be excluded before such other registration rights having priority registration rights.

(c)    Information from Investor. The Company’s obligation under this Section 7 is subject to Investor’s timely provision in writing of all information reasonably requested by the Company in connection with inclusion of the Company Shares in such registration statement.

(d)    Termination of Registration Rights. The right of Investor to request inclusion in any registration pursuant to this Section 7 shall terminate as soon as Investor is able to sell the balance of the Company Shares under Rule 144 of the Securities Act during any 90-day period.

8.    Survival. All representations, warranties, agreements and covenants made in this Agreement shall survive the execution of this Agreement.

9.    Further Assurances. Investor shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

10.    Entire Agreement; Modification; Waiver. This Agreement contains the entire agreement of the parties with respect to the transactions contemplated hereby, and supersedes all prior agreements, representation and warranties, written or oral, with respect thereto. This Agreement may be amended only by a written instrument signed by each of the parties, and the terms hereof may be waived only by a written instrument signed by each of the parties or, in the case of a waiver, by the party waiving compliance. All notices given herein shall be in writing and shall be delivered to the addresses set forth on the signature page below, or to such other addresses as Investor or the Company may designate.

11.    No Assignment. Neither this Agreement, nor any of the rights hereunder, may be assigned by Investor without the written consent of the Company.

12.    Governing Law; Disputes. This Agreement shall be governed by and construed in accordance with the substantive and procedural laws of the State of California applicable to agreements made and to be performed entirely within California. The parties hereby agree that any suit, action or other legal proceeding relating to this Agreement or the transactions contemplated hereby shall be conducted only in San Diego County in the State of California. Each party hereby irrevocably consents and submits to the exclusive personal jurisdiction of, and venue in any federal or state court sitting in, such county for any such proceeding.

13.    Expenses. Each party shall bear all expenses incurred on behalf of such party in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby.

14.    Counterparts; Exhibits; Headings. This Agreement may be executed in any number of original or facsimile counterparts, all of which together shall constitute one and the same instrument. The exhibits attached hereto are incorporated herein by this reference. The headings herein are for reference only and shall not affect the interpretation of this Agreement.

15.    Notice. Notices and other communications to be given to a party hereunder shall be in writing (including facsimile or other similar electronic transmission), personally delivered or sent by facsimile or other electronic transmission, overnight delivery with a nationally recognized delivery service or by registered or certified mail, return receipt requested, postage prepaid, to Investor at the last address furnished to the Company by Investor in writing or, in the case of the Company, at the principal offices of the Company, or at such other address as Investor or the Company may designate by giving written notice to the other party. Notices or other communications shall be deemed to be effective upon the earlier of (i) when received by the addressee, if delivered by hand, facsimile or similar form of electronic transmission, (ii) one (1) day after sent by facsimile or deposit with a nationally recognized overnight delivery service and (iii) two (2) days after mailing, if mailed.

16.    Severability. If any provision of this Agreement or application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement (or any of the agreements incorporated by reference) which can be given effect without the invalid provision or application.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have duly executed and delivered this Share Exchange Agreement as of the date first above written.

“The Company”	AXESSTEL, INC., a Nevada corporation

	By:	/s/ David Morash
David Morash
President and Chief Operating Officer

	Address:	15373 Innovation Drive, Suite 200 San Diego, CA 92128

“Investor”		/s/ Qun Ai
Qun Ai

[SIGNATURE PAGE TO SHARE EXCHANGE AGREEMENT]

EXHIBIT A

STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, the undersigned does hereby transfer and assign to Axesstel, Inc., a Nevada corporation, an aggregate of Five Hundred Fifty-Four Thousand One Hundred Eighty-Three (554,183) shares of Common Stock (the “Shares”) of Axesstel, Inc., a California corporation (the “Company”), standing in the name of the undersigned on the books of the Company; and does hereby irrevocably constitute and appoint                                                   as attorney in fact to transfer the Shares on the books of the Company with full power of substitution.

Dated: June     , 2004

Qun Ai

EXHIBIT A

EXHIBIT B

RULE 501(A)

As used in Regulation D, the following terms shall have the meaning indicated:

(a) Accredited investor. Accredited investor shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

1.    Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(a)(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

2.    Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

3.    Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

4.    Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

5.    Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000;

6.    Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

7.    Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) and

8.    Any entity in which all of the equity owners are accredited investors.

EXHIBIT B